UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2009

THE AMACORE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27889	59-3206480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Maitland Promenade 1, 485 North Keller Road, Suite 450
Maitland, Florida 32751
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (407)-805-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

As previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on April 4, 2008, The Amacore Group, Inc. (the “Company”) entered into a Stock Purchase Agreement on March 31, 2008, which was subsequently amended on April 3, 2008 (the “Agreement”) with US Health Benefits Group, Inc., a Florida corporation (“US Health”), US Healthcare Plans, Inc., a Florida corporation (“US Healthcare”), On the Phone, Inc., a Florida corporation (“OTP” and together with US Health and US Healthcare, the “Acquired Entities”) and the sole stockholder of each of the Acquired Entities (the “Stockholder”).  Pursuant to the Agreement, the Company purchased of all of the outstanding capital stock of each of the Acquired Entities, effective April 1, 2008.

On June 10, 2009 (the “Amendment Closing”), the Company, US Health, US Healthcare, OTP and the Stockholder entered an Amendment to Stock Purchase Agreement (the “Amendment”).  Pursuant to the Amendment, the value of the Acquired Entities has been reduced from $14,300,000 to $4,331,663.75 (the “Amended Purchase Price”).  The Amended Purchase Price shall be payable as follows in accordance with the terms of the Amendment:

•	As of the Amendment Closing, the Company has paid the Stockholder the aggregate sum of $2,191,663.75, which amount shall be deemed a reduction in the Amended Purchase Price;
•	Upon the Amendment Closing, the Company paid the Stockholder the sum of $737,500.00.
•
Upon the Amendment Closing, the Company issued an aggregate of 1,800,000 shares of the Company’s Class A common stock, which for purposes of the Amendment were valued at $0.05 per share or $90,000.  This amount shall also be treated as a reduction to the Amended Purchase Price; and

•
Upon the Amendment Closing, the Company issued a Promissory Note to the Stockholder in the principal amount of $1,312,500.00 with an interest rate of 3.25% per annum, payable over a three-year term (the Note”).

In addition to the terms set forth above, the Amendment also contains certain additional customary representations, warranties, covenants and indemnification provisions.

In connection with the Amendment, the Company and US Health entered into an Employment Agreement with Howard Kastner (the “Employment Agreement”), pursuant to which Mr. Kastner agreed to serve as the Company’s Senior Vice President of Marketing.  The Employment Agreement has a term of three years.  During the first year of the Employment Agreement, Mr. Kastner shall receive compensation of $100,000.  His compensation for years two and three shall be negotiated between the parties one month prior to the conclusion of each year.

Mr. Kastner shall also be entitled to reasonable paid vacation time, sick leave and time to attend professional.  In addition to his base salary, Mr. Kastner shall also be eligible to receive performance incentive bonuses during the term of the Employment Agreement.  Further, Mr. Kastner shall receive commissions on sales of certain products of the Company in accordance with the terms of the Employment Agreement.

The foregoing descriptions of the Amendment, the Note and the Employment Agreement are qualified in their entirety, and made subject to, the more complete information set forth in the Amendment, the Note and the Employment Agreement included as Exhibits 2.3(c), 4.1 and 10.15, respectively.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following documents are filed as exhibits to this report:

2.3(c)	Amendment to Stock Purchase Agreement by and among the Company, US Health, US Healthcare, OTP and the Stockholder dated June 10, 2009 (filed herewith)
4.1	Promissory Note dated June 10, 2009 (filed herewith)
10.15	Employment Agreement of Howard Kastner (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AMACORE GROUP, INC.

June 16, 2009	By:	/s/ Jay Shafer
Jay Shafer
Chief Executive Officer and Director

EXHIBIT INDEX

2.3(c)	Amendment to Stock Purchase Agreement by and among the Company, US Health, US Healthcare, OTP and the Stockholder dated June 10, 2009 (filed herewith)
4.1	Promissory Note dated June 10, 2009 (filed herewith)
10.15	Employment Agreement of Howard Kastner (filed herewith)